UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 14, 2008

RIDGESTONE RESOURCES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-53269
(State or other jurisdiction of incorporation)	(Commission File No.)

1806 London Street
New Westminster, British Columbia V3M 3E3
(Address of principal executive offices and Zip Code)

(778) 227-0111
(Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On July 14, 2008, we entered into a licensing agreement with China Bright Technology Development Limited, a Chinese corporation located in Central Hong Kong (“China Bright”) to use all of China Bright’s patent and intellectual rights for the purpose of manufacturing, marketing, and distributing products designed to reduce gas emissions by motor vehicles. The China Bright patents and intellectual rights are directed at the use of hydrogen technology to reduce gas emissions in motor vehicles. The territory to be covered by the license is the European Union and the United States of America. The fee for the license is $3,500,000 payable as follows: $300,000 on August 13, 2008; $1,000,000 by December 31, 2008; $1,000,000 by March 31, 2009; and, $1,200,000 by August 31, 2009. In addition we are obligated to issue to China Bright, an amount of common stock equal to the value of 60% of our total outstanding common shares.

ITEM 8.01      OTHER EVENTS

     On July 14, 2008 our board of directors voted to change our name to Greenchek Technology Inc. subject to shareholder approval.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated this 14th day of July 2008.

RIDGESTONE RESOURCES, INC.

BY:	PARDEEP SARAI
Pardeep Sarai
Principal Executive Officer